UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2009, Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”) issued a press release announcing, among other things, certain changes to the previously announced private exchange offers (the “Exchange Offers”) and cash tender offers (the “Retail Cash Tender Offers”) by Harrah’s Operating Company, Inc. (“Harrah’s Operating”), and the previously announced cash tender offers (the “HBC Tender Offers”) by Harrah’s BC, Inc. (“HBC”), in each case for certain outstanding debt securities of Harrah’s Operating (the “Old Notes”).

In each case, the expiration date for the offers has been extended to midnight, New York City time, on April 8, 2009, unless further extended.

The changes to the Exchange Offers announced in the press release include that with respect to the exchange offers for its 5.375% Senior Notes due 2013 (the “2013 Notes”) and Old Notes with an Acceptance Level of Priority 2 (“Priority 2 Notes”), Harrah’s Operating has increased the Total Consideration (as defined in the confidential offering memorandum and consent solicitation statement, dated March 5, 2009 (the “Offering Memorandum”) and the related supplements dated March 17, 2009 and March 19, 2009 (together with the Offering Memorandum, the “Offering Documents”)) to $500 per $1,000 principal amount of such Old Notes tendered and will pay the Total Consideration as so increased to all holders of its 2013 Notes and Priority 2 Notes whose 2013 Notes and Priority 2 Notes are validly tendered and accepted by Harrah’s Operating prior to the expiration of the offer. Previously, holders of the 2013 Notes and Priority 2 Notes were required to have tendered their Old Notes prior to the Early Tender Date (as defined in the in the Offering Documents) to receive the Total Consideration. As a result of increasing the Total Consideration for Priority 2 Notes, the Acceptance Priority 2 Cap (as defined in the Offering Documents), which limits the principal amount of Priority 2 Notes that may be accepted in the Exchange Offers, has been reduced to $500 million aggregate principal amount of Priority 2 Notes.

In addition, Harrah’s Operating will pay the Total Consideration described in the Offering Documents to holders of its debt securities with an Acceptance Level of Priority 3 (“Priority 3 Notes”) in the Exchange Offers whose Priority 3 Notes are validly tendered and accepted by Harrah’s Operating prior to the expiration of the offer. Previously, holders of Priority 3 Notes were required to have tendered their Old Notes prior to the Early Tender Date to receive the Total Consideration. Similarly, holders of Harrah’s Operating senior unsecured PIK toggle interim loans and senior unsecured cash pay interim loans who surrender their loans pursuant to the Interim Loans Exchange Offer (as defined in the Offering Documents) prior to the expiration date of the Exchange Offers will also be eligible to receive the same consideration for their outstanding loans as holders of the Priority 3 Notes receive in the Exchange Offers whether such loans were tendered before or after the Early Tender Date.

HBC is increasing the purchase price in the tender offers for the Priority 2 Notes to $185.00 per $1,000 principal amount of such Priority 2 Notes validly tendered and accepted by HBC prior to the expiration of the offer. Holders who have validly tendered such Priority 2 Notes in the HBC Tender Offers prior to the Early Tender Date will also receive $185.00 per $1,000 principal amount for such Priority 2 Notes validly tendered and accepted by HBC.

With respect to the Retail Cash Tender Offers for 2013 Notes and Priority 2 Notes, Harrah’s Operating has increased the Total Consideration (as defined in the offer to purchase dated March 5, 2009, the related supplements dated March 17, 2009 and March 19, 2009 for the Retail Cash Tender Offers (collectively, the “Retail Offering Documents”)) to $185.00 per $1,000 principal amount of such Old Notes tendered. Harrah’s Operating will pay the Total Consideration as so increased to holders whose 2013 Notes and Priority 2 Notes are validly tendered and accepted by Harrah’s Operating prior to the expiration date for the Retail Cash Tender Offers (as defined in the Retail Offering Documents) and extended herein). Previously, holders of the 2013 Notes and Priority 2 Notes were required to have tendered their Old Notes prior to the Early Tender Date (as defined in the Retail Offering Documents) to receive the Total Consideration.

Harrah’s Operating will pay the Total Consideration for the Retail Cash Tender Offers described in the Retail Offering Documents to holders whose Priority 3 Notes are validly tendered and accepted by Harrah’s Operating prior to the expiration of the offer. Previously, holders of such Old Notes were required to have tendered their Old Notes prior to the Early Tender Date for the Retail Cash Tender Offers to receive this Total Consideration.

Harrah’s Operating also announced that requisite consents pursuant to its Consent Solicitations for and relating to its Old Notes from holders of the Priority 3 Notes have been received. As a result of the receipt of such requisite consents, Harrah’s Entertainment and Harrah’s Operating intend to promptly enter into a supplemental indenture that gives effect to the proposed amendments described in the Offering Documents with the trustee under the indenture for the Priority 3 Notes. The proposed amendments will eliminate or waive substantially all of the restrictive covenants contained in the indenture and the Priority 3 Notes themselves, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to defeasance, contained in the indenture and Priority 3 Notes, and will become operative when Harrah’s Entertainment and Harrah’s Operating accept for exchange the Old Notes validly tendered pursuant to the terms of the Offering Documents.

Additionally, as a result of the receipt of the requisite consents from holders of Priority 3 Notes, the Maximum Exchange Amount (as described in the Offering Documents) will not apply to the Exchange Offers, and therefore all Priority 3 Notes validly tendered and not withdrawn will be accepted, and the aggregate principal amount of New Second Lien Notes issued in exchange for the Old Notes will no longer be limited to the $2.8 billion cap.

For additional information concerning the foregoing, a copy of the press release dated March 26, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated March 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: March 26, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Text of press release, dated March 26, 2009.